SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2004

Triad Automobile Receivables Trust 2004-A

(Issuer with respect to Securities)

Triad Financial Corporation

(Exact name of registrant as specified in its charter)

California	333-90130	33-0356705

(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation)	Number)	Identification No.)

Debra Glasser, Esq. Triad Financial Corporation 7711 Center Avenue Huntington Beach, California	92647

(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:	(714) 373-8300

No Change

(Former name or former address, if changed since last report)

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     Item 5. Other Events

          In connection with the offering of Triad Automobile Receivables Trust 2004-A, described in the related Prospectus Supplement, certain “Computational Materials” within the meanings of the May 20, 1994 Kidder, Peabody No-Action Letter and the February 17, 1995 Public Securities Association No-Action Letter were furnished to certain prospective investors (the “Related Computational Materials”).

     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Exhibit 99.1 – Related Computational Materials (as defined in Item 5 above).

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIAD FINANCIAL CORPORATION

By:	/s/ James M. Landy

Name:	James M. Landy
Title:	Chief Executive Officer

Dated: March 9, 2004

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Related Computational Materials (as defined in Item 5 above).

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